Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact:
Chris Gay 308-255-2905 Cabela’s Incorporated

Media Contact:
Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS RECORD THIRD QUARTER FISCAL 2010 FINANCIAL RESULTS

-Third Quarter Diluted Earnings Per Share of $0.31 Before Impairment Charges
-Retail Operating Margins Expand 250 Basis Points
-Merchandise Gross Margins Increased 170 Basis Points
-Comparable Store Sales Increased 2.4%
-Consolidated Operating Margins Expand 60 Basis Points
-Return on Invested Capital Increased 90 Basis Points

SIDNEY, Neb. (November 2, 2010) – Cabela’s Incorporated (NYSE:CAB) today reported record revenue, operating profit and earnings per share for third quarter fiscal 2010.

For the quarter, consolidated operating income increased 15% to $36.6 million compared to $31.9 million in the third quarter of 2009.  Operating margins increased 60 basis points to 5.7% compared to 5.1% in the third quarter of 2009.  Increases in operating profit were due to higher merchandise gross margins and strong comparable store sales.  For the quarter, net income increased 5% to $19.7 million, or $0.29 per diluted share, compared to $18.8 million, or $0.28 per diluted share, in the third quarter of 2009.

Cabela’s recently completed the sale of its non-strategic Van Dyke’s Restorer’s business and in the process took a third quarter non-cash impairment charge of $.03 per diluted share. Exclusive of impairment charges, for the quarter, net income was $21.6 million compared to $19.0 million in the third quarter of 2009 and diluted earnings per share were $0.31 compared to $0.28 in the third quarter of 2009.  A detailed reconciliation is provided at the end of this release.

For the quarter, adjusted for divestitures, total revenue increased 3.9% to $643 million; retail store revenue increased 6.0% to $369 million; direct revenue decreased 1.1% to $219 million; and comparable store sales increased 2.4%.  Financial services revenue increased 10.9% to $53 million.

“We are focusing on improving merchandise gross margins, expanding retail operating margins and improving return on invested capital,” said Tommy Millner, Cabela’s Chief Executive Officer.  “In the third quarter, we were very pleased with the significant improvements in merchandise gross margins and retail operating margins, while managing working capital, which led to a 90 basis points improvement in return on invested capital.”

“We are particularly pleased with the improvement in merchandise gross margins, which expanded 170 basis points to 34.5% in the quarter, our second consecutive increase and the biggest increase we have seen in more than three years,” Millner said. “These improvements were broad based as margins improved in all five of our merchandise categories.  Three ongoing initiatives contributed to margin expansion in the quarter: better pre-season planning, greater vendor collaboration and improvements in in-season management.  These broad-based improvements give us confidence that merchandise gross margin expansion will continue throughout this year, and we expect to achieve our three year goal of improving merchandise gross margins 200-300 basis points by the end of 2012.”

“Profitability in our retail segment improved 250 basis points in the quarter,” Millner said.  “This is the sixth consecutive quarter of improvement in retail segment profitability.  The increase in retail operating margins is primarily due to increases in merchandising gross margins and reducing expenses as a percentage of sales.”

“As a result of the significant improvements in profitability during the quarter, we chose to make additional investments in direct marketing costs and retail labor,” Millner said.  “In our direct business, we mailed additional catalogs and increased circulation further building our market position and heightening our brand awareness and loyalty.  In our retail stores, in preparation for the holiday season, we hired additional employees to ensure we build on our industry leading customer service levels.”

For the quarter, managed financial services revenue as a percentage of average managed credit card loans improved 40 basis points primarily due to lower provision for loan losses, higher interchange and lower interest expense.  For the quarter, average net charge-offs were 3.85% compared to 5.02% in the third quarter of 2009.  This is the lowest absolute charge-off rate realized in the last six quarters.  Given continued favorable trends related to charge-offs, average net charge-offs at World’s Foremost Bank are expected to be between 4.25 and 4.50% for 2010 as compared to previous guidance of 5.00 to 5.50%.

 “We believe the improvements in our business are sustainable,” Millner said. “As a result of the progress we have made on our strategic initiatives and the strength of our business in the third quarter, we expect our full year 2010 earnings to meet or exceed current expectations.  Furthermore, we expect earnings for 2011 to grow at a double digit rate.”

Conference Call Information

A conference call to discuss third quarter fiscal 2010 operating results is scheduled for today (Tuesday, November 2, 2010) at 11:00 a.m. Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

 Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.  Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company’s statements regarding merchandise gross margin expansion continuing throughout this year, merchandise gross margins improving 200-300 basis points by the end of 2012, average net charge-offs at World’s Foremost Bank to be between 4.25 and 4.50% for 2010, the sustainability of improvements in the Company's business, earnings per share for 2010 to meet or exceed current expectations, and earnings for 2011 to grow at a double digit rate.  Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the level of discretionary consumer spending; the state of the economy, including increases in unemployment levels and bankruptcy filings; changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to comply with the financial covenants in its credit agreements; changes in consumer preferences and demographic trends; the Company’s ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets and market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; political or financial instability in countries where the goods the Company sells are manufactured; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions, and other interruptions or disruptions to our systems, processes or controls, caused by system changes or other factors, including technology system changes in support of our customer relationship management system; adverse or unseasonal weather conditions; fluctuations in operating results; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company’s intellectual property; material security breaches of computer systems; the Company’s ability to protect its brand and reputation; changes in accounting rules applicable to securitization transactions, including related increases in required regulatory capital; the Company’s ability to manage credit, liquidity, interest rate, operational, legal and compliance risks; increasing competition for credit card products and reward programs; the Company’s ability to increase credit card receivables while managing fraud, delinquencies and charge-offs; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; decreased interchange fees as a result of credit card industry regulation and/or litigation; the impact of legislation, regulation and supervisory regulatory actions (including with respect to the compliance examination conducted by the Federal Deposit Insurance Corporation in the second quarter of 2009) in the financial services industry, including the Credit Card Accountability Responsibility and Disclosure Act of 2009, new and proposed regulations affecting securitizations and the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended January 2, 2010, and in Part II, Item 1A, of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2010), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2,	September 26,	October 2,	September 26,
	2010	2009	2010	2009
Revenue:
Merchandise sales	$587,263	$574,182	$1,546,790	$1,576,205
Financial services revenue	53,443	48,186	169,915	126,209
Other revenue	2,545	1,928	12,126	10,658
Total revenue	643,251	624,296	1,728,831	1,713,072

Total cost of revenue (exclusive of depreciation and amortization)	384,493	386,034	1,013,577	1,038,408
Selling, distribution, and administrative expenses	219,120	205,728	627,174	597,486
Impairment and restructuring charges	2,997	613	4,831	13,983
Operating income	36,641	31,921	83,249	63,195

Interest expense, net	(6,669)	(5,579)	(17,794)	(17,467)
Other non-operating income, net	1,821	2,577	5,345	6,277
Income before provision for income taxes	31,793	28,919	70,800	52,005
Provision for income taxes	12,051	10,153	24,943	18,988

Net income	$19,742	$18,766	$45,857	$33,017

Basic earnings per share	$0.29	$0.28	$0.68	$0.49
Diluted earnings per share	$0.29	$0.28	$0.67	$0.49

Basic weighted average shares outstanding	67,881,158	67,160,952	67,703,805	66,923,206
Diluted weighted average shares outstanding	68,738,265	67,957,020	68,779,306	67,251,037

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

ASSETS	October 2,	January 2,	September 26,
	2010	2010	2009
CURRENT
Cash and cash equivalents	$394,562	$582,185	$418,083
Restricted cash of the Trust	334,657	-	-
Accounts receivable, net of allowance for doubtful accounts of $1,336, $1,364 and $3,505	18,871	31,925	20,973
Credit card loans, net of allowances of $1,374 and $1,202	-	135,935	153,347
Credit card loans (includes restricted credit card loans of the Trust of
$2,481,707, net of allowance for loan losses of $95,125)	2,402,432	-	-
Inventories	615,110	440,134	572,194
Prepaid expenses and other current assets	133,535	150,913	159,631
Income taxes receivable and current deferred income taxes	4,049	-	8,217
Total current assets	3,903,216	1,341,092	1,332,445
Property and equipment, net	816,159	811,765	848,600
Land held for sale or development	29,904	30,772	37,863
Retained interests in securitized loans, including asset-backed securities	-	176,034	145,888
Economic development bonds	119,845	108,491	119,974
Other assets	25,983	23,731	26,088
Total assets	$4,895,107	$2,491,885	$2,510,858

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $21,641, $44,394 and $33,941	$235,226	$215,229	$203,561
Gift instruments, and credit card and loyalty rewards programs	175,537	183,915	160,772
Accrued expenses	125,838	145,797	112,908
Time deposits	110,986	120,384	155,119
Current maturities of secured long-term obligations of the Trust	947,900	-	-
Current maturities of long-term debt	227	3,101	12,048
Income taxes payable and deferred income taxes	1,401	53,312	32,268
Total current liabilities	1,597,115	721,738	676,676
Long-term time deposits	443,502	356,280	388,125
Secured long-term obligations of the Trust, less current maturities	1,392,500	-	-
Long-term debt, less current maturities	414,638	345,178	373,991
Deferred income taxes	16,891	20,824	43,475
Other long-term liabilities	70,284	63,444	62,268

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized -- 10,000,000 shares; Issued – none	-	-	-
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares; Issued – 67,896,893, 67,287,575 and 67,209,700 shares	679	673	672
Class B Non-voting, Authorized – 245,000,000 shares; Issued – none	-	-	-
Additional paid-in capital	298,939	285,490	282,051
Retained earnings	653,992	697,293	680,693
Accumulated other comprehensive income	6,567	965	2,907
Total stockholders’ equity	960,177	984,421	966,323
Total liabilities and stockholders’ equity	$4,895,107	$2,491,885	$2,510,858

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2,	September 26,	October 2,	September 26,
	2010	2009	2010	2009
	(Dollars in Thousands)
Revenue:
Retail	$368,704	$347,988	$933,946	$925,147
Direct	218,559	226,194	612,844	651,058
Financial Services	53,443	48,186	169,915	126,209
Other	2,545	1,928	12,126	10,658
Total revenue	$643,251	$624,296	$1,728,831	$1,713,072

Operating Income (Loss):
Retail	$51,865	$40,451	$110,912	$92,470
Direct	31,505	34,243	92,347	96,246
Financial Services	13,123	12,547	39,182	36,536
Other	(59,852)	(55,320)	(159,192)	(162,057)
Total operating income	$36,641	$31,921	$83,249	$63,195

As a Percentage of Total Revenue:
Retail revenue	57.3%	55.7%	54.1%	54.0%
Direct revenue	34.0	36.2	35.4	38.0
Financial Services revenue	8.3	7.7	9.8	7.4
Other revenue	0.4	0.4	0.7	0.6
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	14.1%	11.6%	11.9%	10.0%
Direct operating income	14.4	15.1	15.1	14.8
Financial Services operating income	24.6	26.0	23.1	28.9
Total operating income as a percentage of total revenue	5.7	5.1	4.8	3.7

CABELA'S INCORPORATED AND SUBSIDIARIES
ADJUSTED REVENUE FOR FISCAL 2009
 (Unaudited)

Direct revenue and total revenue for fiscal 2009 were adjusted for the dispositions of Wild Wings and Van Dyke’s taxidermy business for comparability of the reported periods as presented below:

	Period Ending
	October 2,	September 26,	Increase (Decrease)	% Change
	2010	2009
	(Dollars in Thousands)

Three Months Ended
Direct revenue as reported	$218,559	$226,194	$(7,635)	(3.4	) %
Less revenue from Wild Wings and Van Dyke's taxidermy	-	(5,125)	5,125
Direct revenue - adjusted	$218,559	$221,069	$(2,510)	(1.1)

Total revenue as reported	$643,251	$624,296	$18,955	3.0
Less revenue from Wild Wings and Van Dyke's taxidermy	-	(5,125)	5,125
Total revenue - adjusted	$643,251	$619,171	$24,080	3.9

Nine Months Ended
Direct revenue as reported	$612,844	$651,058	$(38,214)	(5.9)
Less revenue from Wild Wings and Van Dyke's taxidermy	-	(17,556)	17,556
Direct revenue - adjusted	$612,844	$633,502	$(20,658)	(3.3)

Total revenue as reported	$1,728,831	$1,713,072	$15,759	0.9
Less revenue from Wild Wings and Van Dyke's taxidermy	-	(17,556)	17,556
Total revenue - adjusted	$1,728,831	$1,695,516	$33,315	2.0

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
 (Unaudited)

The following table summarizes the results of our Financial Services segment on a generally accepted accounting principles (“GAAP”) basis.  The Company did not retrospectively adopt the provisions of Accounting Standards Codification (“ASC”) Topics 810 and 860; therefore, the components of the Financial Services revenue are not comparable to the 2009 prior period amounts as a result of the consolidation of the Cabela’s Master Credit Card Trust and related entities (collectively referred to as the “Trust”).  Financial Services revenue is comprised of interest and fee income, interchange income, customer rewards costs, other non-interest income, interest expense, and provision for loan losses from our credit card operations.  In fiscal 2010, the securitization income component was no longer recorded and separately reported; rather the remaining components will now reflect the financial performance of the entire managed portfolio which includes the Trust.  The results of operations of our Financial Services business now look similar to the historical managed presentation for financial performance of the total managed portfolio of credit card loans, excluding income derived from the changes in the valuation of our interest only strip associated with the securitized loans.

	Three Months Ended		Nine Months Ended
	October 2,	September 26,	October 2,	September 26,
	2010	2009	2010	2009
	(In Thousands)

Interest and fee income	$67,616	$17,010	$205,727	$37,865
Interest expense	(22,682)	(6,254)	(65,779)	(18,924)
Provision for loan losses	(20,028)	(288)	(51,784)	(631)
Net interest income, net of provision for loan losses	24,906	10,468	88,164	18,310
Non-interest income:
Securitization income	-	51,026	-	144,629
Interchange income	58,914	8,218	166,364	21,337
Other non-interest income	3,288	8,999	9,105	26,810
Total non-interest income	62,202	68,243	175,469	192,776
Less: Customer rewards costs	(33,665)	(30,525)	(93,718)	(84,877)

Financial Services revenue	$53,443	$48,186	$169,915	$126,209

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE PRESENTED ON A MANAGED BASIS
 (Unaudited)

As a result of the adoption of ASC Topics 810 and 860, a managed presentation, which is comparable between the periods, has been presented to evaluate the changes in Financial Services revenue. The managed presentation shown below presents the financial performance of the total managed portfolio of credit card loans for the periods presented.  The managed presentation for 2010 is the same as the GAAP presentation; however, the 2009 presentation is non-GAAP. We conformed the following line items for the three and nine months ended September 26, 2009, to the fiscal 2010 presentation:  overlimit and late fee income to "interest and fee income" from "other non-interest income", interest and fees that were charged off from "provision for loan losses" to "interest and fee income", and customer rewards costs as its own line from "interchange income."

For the three and nine months ended September 26, 2009, interest and fee income, interchange income, customer rewards costs, and other non-interest income on both the owned and securitized portfolio are reflected in the respective line items.  Interest paid to outside investors on the securitized credit card loans is included in interest expense.  Credit losses on the entire managed portfolio are reflected in the provision for loan losses.  This managed presentation includes income or expense derived from the valuation of the interest-only strip associated with our securitized loans that would generally be reversed or not reported in a managed presentation in the "other" component. The "other" component of Financial Services revenue was eliminated effective January 3, 2010, upon adoption of ASC Topics 810 and 860 due to the derecognition of the interest-only strip, cash reserve accounts, and cash accounts.

	Three Months Ended		Nine Months Ended
	October 2,	September 26,	October 2,	September 26,
	2010	2009	2010	2009
	(Dollars in Thousands)

Interest and fee income	$67,616	$72,552	$205,727	$197,424
Interchange income	58,914	53,399	166,364	149,908
Other non-interest income	3,288	2,293	9,105	8,400
Interest expense	(22,682)	(24,285)	(65,779)	(73,280)
Provision for loan losses	(20,028)	(25,053)	(51,784)	(74,568)
Customer rewards costs	(33,665)	(30,525)	(93,718)	(84,877)
Other	-	(195)	-	3,202
Managed Financial Services revenue	$53,443	$48,186	$169,915	$126,209

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:

Interest and fee income	10.9%	12.4%	11.2%	11.6%
Interchange income	9.5	9.1	9.1	8.8
Other non-interest income	0.5	0.4	0.5	0.5
Interest expense	(3.7)	(4.2)	(3.6)	(4.3)
Provision for loan losses	(3.2)	(4.3)	(2.8)	(4.4)
Customer rewards costs	(5.4)	(5.2)	(5.1)	(5.0)
Other	-	-	-	0.2
Managed Financial Services revenue	8.6%	8.2%	9.3%	7.4%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
 (Unaudited)

Key statistics reflecting the performance of our Financial Services business are shown in the following chart:

	Three Months Ended
	October 2,	September 26,	Increase		%
	2010	2009	(Decrease)		Change
	(Dollars in Thousands Except Average Balance per Account)

Average balance of managed credit card loans	$2,473,655	$2,340,079	$133,576		5.7%
Average number of active credit card accounts	1,309,007	1,242,638	66,369		5.3

Average balance per active credit card account	$1,890	$1,883	$7		0.4

Net charge-offs including accrued interest and fees on managed loans	$23,819	$29,383	$(5,564)		(18.9)
Net charge-offs including accrued interest and fees
as a percentage of average managed credit card loans	3.85%	5.02%	(1.17	) %

	Nine Months Ended
	October 2,	September 26,	Increase		%
	2010	2009	(Decrease)		Change
	(Dollars in Thousands Except Average Balance per Account)

Average balance of managed credit card loans	$2,436,794	$2,274,715	$162,079		7.1%
Average number of active credit card accounts	1,295,705	1,224,567	71,138		5.8

Average balance per active credit card account	$1,881	$1,858	$23		1.2

Net charge-offs including accrued interest and fees on managed loans	$82,681	$85,215	$(2,534)		(3.0)
Net charge-offs including accrued interest and fees
as a percentage of average managed credit card loans	4.52%	4.99%	(0.47	) %

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 (Unaudited)

To supplement our condensed consolidated statements of income presented in accordance with GAAP, we have disclosed non-GAAP measures of operating results that exclude certain items.  Financial services revenue; total revenue; selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; provision for income taxes; net income; and earnings per basic and diluted share are presented below both as reported (on a GAAP basis) and excluding (i) the effect of the $18 million charge recorded in the first quarter of fiscal 2010 relating to matters arising out of the Federal Deposit Insurance Corporation’s compliance examination of World’s Foremost Bank, (ii) the impairment and restructuring charges recorded in the three and nine months ended October 2, 2010, and September 26, 2009, respectively, and (iii) the impact of valuations of our interest-only strip associated with our securitized loans recorded in fiscal 2009. The valuation of our interest-only strip associated with our securitized loans was not a reported amount beginning in 2010 with the adoption of ASC Topics 810 and 860.  The impairment and restructuring charges include asset write-downs and severance and related costs. In light of their nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations.  These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures presented in the earnings release.

Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations.  In addition, management evaluates results using non-GAAP adjusted total revenue, adjusted operating income, adjusted net income, and adjusted earnings per diluted share.   These non-GAAP measures should not be considered in isolation or as a substitute for total revenue, operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP financial measures for the periods presented.

	Three Months Ended			Three Months Ended
	October 2, 2010			September 26, 2009
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)
Revenue:
Merchandise sales	$587,263	$-	$587,263	$574,182	$-	$574,182
Financial Services revenue (1)	53,443	-	53,443	48,186	(218)	47,968
Other revenue	2,545	-	2,545	1,928	-	1,928
Total revenue	643,251	-	643,251	624,296	(218)	624,078

Total cost of revenue (exclusive of
depreciation and amortization)	384,493	-	384,493	386,034	-	386,034
Selling, distribution, and administrative expenses	219,120	-	219,120	205,728	-	205,728
Impairment and restructuring charges (3)	2,997	(2,997)	-	613	(613)	-
Operating income	36,641	2,997	39,638	31,921	395	32,316

Interest expense, net	(6,669)	-	(6,669)	(5,579)	-	(5,579)
Other non-operating income, net	1,821	-	1,821	2,577	-	2,577
Income before provision for income taxes	31,793	2,997	34,790	28,919	395	29,314
Provision for income taxes (4)	12,051	1,136	13,187	10,153	139	10,292

Net income	$19,742	$1,861	$21,603	$18,766	$256	$19,022

Basic earnings per share (5)	$0.29	$0.03	$0.32	$0.28	$0.00	$0.28
Diluted earnings per share (5)	$0.29	$0.03	$0.31	$0.28	$0.00	$0.28

(Footnotes on the following page)

	Nine Months Ended			Nine Months Ended
	October 2, 2010			September 26, 2009
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)
Revenue:
Merchandise sales	$1,546,790	$-	$1,546,790	$1,576,205	$-	$1,576,205
Financial Services revenue (1)	169,915	-	169,915	126,209	(4,414)	121,795
Other revenue	12,126	-	12,126	10,658	-	10,658
Total revenue	1,728,831	-	1,728,831	1,713,072	(4,414)	1,708,658

Total cost of revenue (exclusive of
depreciation and amortization)	1,013,577	-	1,013,577	1,038,408	-	1,038,408
Selling, distribution, and administrative expenses (2)	627,174	(18,000)	609,174	597,486	-	597,486
Impairment and restructuring charges (3)	4,831	(4,831)	-	13,983	(13,983)	-
Operating income	83,249	22,831	106,080	63,195	9,569	72,764

Interest expense, net	(17,794)	-	(17,794)	(17,467)	-	(17,467)
Other non-operating income, net	5,345	-	5,345	6,277	-	6,277
Income before provision for income taxes	70,800	22,831	93,631	52,005	9,569	61,574
Provision for income taxes (4)	24,943	8,037	32,980	18,988	3,369	22,357

Net income	$45,857	$14,794	$60,651	$33,017	$6,200	$39,217

Basic earnings per share (5)	$0.68	$0.22	$0.90	$0.49	$0.09	$0.59
Diluted earnings per share (5)	$0.67	$0.22	$0.88	$0.49	$0.09	$0.58

(1)
Reflects the valuation of our interest-only strip associated with securitized loans of our Financial Services business segment that was recognized in the three and nine months ended September 26, 2009.

(2)
Reflects an accrual recognized in the first quarter of fiscal 2010 relating to matters arising out of the Federal Deposit Insurance Corporation’s compliance examination conducted in 2009 of World’s Foremost Bank.

(3)
Reflects (i) impairment losses that were recognized in the three and nine months ended October 2, 2010, and September 26, 2009, respectively, on certain assets where projected cash flows were less than the fair value of the related assets, and (ii) restructuring charges for severance and related benefits pursuant to certain reductions in workforce and voluntary retirement plans that were recognized in the nine months ended September 26, 2009.

(4)
The provision for income taxes for the non-GAAP measurements for the three and nine months ended October 2, 2010, was based on the effective tax rate calculated under GAAP for that respective period.  The provision for income taxes for the non-GAAP measurements for the three and nine months ended September 26, 2009, have been adjusted to reflect a 35.2% effective tax rate, the same rate calculated on the provision for income taxes under GAAP for fiscal year 2009.

(5)	Amounts may not foot across due to rounding from the calculations using basic and diluted weighted average shares outstanding.

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